________, 1996


Medmarco, Inc.
215 South State Street, Suite 535
Salt Lake City, Utah 84111

     Re: Registration Statement on Form S-3 under the Securities Act of 1933 (the "Registration Statement")


Gentlemen:

          This firm has acted as special counsel to Medmarco, Inc., a Utah corporation, (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 803,000 shares of common stock, par value $.001 (the "Shares") issued or to be issued in connection with the acquisition of Oxycare, Inc. and to be issued upon exercise of certain warrants held by former bridge loan lenders of the Company, as more fully described in the Registration Statement.

          In connection with this matter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate or other records, and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others, and such other instruments and documents, as we have deemed necessary to form a basis for the opinion hereinafter expressed. In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as originals or photocopies.

          Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, to be issued, upon issuance and delivery and payment therefor in the manner prescribed in the Registration Statement will be validly issued, fully paid and nonassessable.

          We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,

                              DURHAM, EVANS, JONES & PINEGAR, P.C.